Exhibit 99.1

Praxair Reports First-Quarter 2018 Results

Financial Highlights

  Sales $3.0 billion, 10% above prior-year quarter
  Operating profit $0.7 billion, 15% above prior-year quarter, adjusted operating profit 17% higher
  EPS $1.59, up 18% versus prior-year quarter, adjusted EPS of $1.65, up 20% versus prior-year quarter
  Stable backlog of $1.5 billion:
    ($0.5) billion of start-ups, including Yara Freeport LLC
    +$0.5 billion of new wins, including largest-ever investment in one project

Continued Progress on Merger with Linde AG

  Regulatory filings progressing
  Received indicative bids

DANBURY, Conn.--(BUSINESS WIRE)--April 26, 2018--Praxair, Inc. (NYSE:PX) today reported first-quarter net income of $462 million and diluted earnings per share of $1.59. These results include transaction costs of $18 million after-tax and non-controlling interests, or 6 cents of diluted earnings per share, primarily related to the proposed merger with Linde AG. Excluding these costs, adjusted net income was $480 million and diluted earnings per share was $1.65, up 22% and 20% respectively versus prior year.

Praxair’s sales in the first quarter were $2,999 million, 10% above the prior-year quarter. After adjusting for positive currency translation, sales grew 7%, driven by price attainment and higher volumes across all segments and end-markets.

First quarter reported operating profit was $653 million, 15% above the prior-year quarter. Excluding transaction and other costs, adjusted operating profit was $672 million, 17% above prior-year quarter. Reported and adjusted operating profit margins were 21.8% and 22.4%, respectively, improving from 20.8% and 21.0% in the prior-year quarter. For the first quarter, EBITDA margin was 32.6% and adjusted EBITDA margin was 33.3%.

The company generated first-quarter operating cash flow of $688 million which included $65 million of foreign withholding tax payments. Capital expenditures were $325 million, dividends paid were $237 million and the company decreased net debt by $86 million.

Commenting on the financial results, Chairman and Chief Executive Officer Steve Angel said, “In the first quarter, Praxair employees delivered strong top-line and bottom-line growth resulting in a record $1.65 EPS. The 10% sales growth reflects solid recovery across all major end-markets and geographies, led by Asia and North America. As global industrial production rates continue to rise, we are well positioned to capture that growth and leverage it into higher operating margins.

“In addition to organic growth, we started up several large projects and added significant new wins to our backlog. The strength of our backlog and potential for new opportunities should continue to deliver approximately 3% EPS growth per year over the next three to four years.

“We continue to make progress on our merger with Linde and expect to close in the second half of the year. I look forward to bringing together two world-class, complementary organizations to create an even more valuable, high-performing industrial gas company.”

For second quarter 2018, Praxair expects diluted earnings per share in the range of $1.67 to $1.72, excluding transaction costs related to the proposed merger. The company’s effective tax rate is estimated to be in the range of 23% to 25%.

Following is additional detail on first quarter 2018 results by segment.

In North America, first-quarter sales were $1,563 million, 7% above the prior-year quarter, driven primarily by higher price attainment and strong volumes in the manufacturing, chemicals and food and beverage end-markets. Operating profit of $406 million was 14% above the prior-year quarter.

Europe sales grew 20% in the first quarter to $428 million or 3% excluding currency effects and higher cost pass-through. Underlying sales growth reflects increased business activity and higher pricing in Spain, Italy and Germany. First-quarter operating profit of $80 million rose 19% from the prior-year period.

In South America, first-quarter sales were $365 million, 2% above the prior-year quarter, excluding currency translation. Sales growth was driven mainly by price attainment and higher volumes to metals and healthcare end-markets. Operating profit was $54 million.

Sales in Asia were $476 million in the quarter, up 21% from the prior year. Excluding currency, sales grew 14% from the prior year, driven by 3% price, project start-ups and higher organic volumes in China, Korea and India. Operating profit was $104 million, 39% above prior-year quarter, reflecting strong operating leverage.

Praxair Surface Technologies had first-quarter sales of $167 million, up 11% from prior-year quarter. Strong coatings demand from aerospace and price drove higher sales. Operating profit of $28 million, up 8% versus prior-year quarter, was impacted by new project ramp-up costs.

Praxair, Inc. is a leading industrial gas company in North and South America and one of the largest worldwide. With market capitalization of approximately $40 billion and 2017 sales of $11 billion, the company employs over 26,000 people globally and has been named to the Dow Jones® World Sustainability Index for 15 consecutive years. Praxair produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Our products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. For more information about the company, please visit our website at www.praxair.com.

Adjusted amounts, EBITDA, free cash flow and after-tax return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations of non-GAAP measures.

Effective January 1, 2018, Accounting Standards Update 2017-07 requires that pension costs, excluding service cost, be reported below the operating profit line in the income statement. Previously, these pension accounting impacts were included in the income statement primarily in selling, general and administrative expenses. Accordingly, such costs have been reclassified to “Net pension and OPEB cost (benefit), excluding service cost” in the income statement. Also, prior period full-year and quarterly results, including the income statement and segment operating profit, have been reclassified to conform to the current year presentation. There was no impact on previously reported net income or earnings per share.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s first-quarter results is being held this morning, April 26, 2018 at 11:00 am Eastern Time. The number is (631) 485-4849 – Conference ID: 6087208. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the expected timing and likelihood of the completion of the contemplated business combination with Linde AG, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the ability to successfully complete the proposed business combination, regulatory or other limitations imposed as a result of the proposed business combination; the success of the business following the proposed business combination; the ability to successfully integrate the Praxair and Linde businesses; the risk that the combined company may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements.

The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s latest Annual Report on Form 10-K filed with the SEC and in the proxy statement/prospectus included in the Registration Statement on Form S-4 (which Registration Statement was declared effective on August 14, 2017) filed by Linde plc with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 10 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2018	2017	2018	2017 (b)	2018	2017	2018	2017
Quarter Ended March 31
Reported GAAP Amounts	$ 2,999	$ 2,728	$ 653	$ 567	$ 462	$ 389	$ 1.59	$ 1.35
Transaction costs and other charges (a)	—	—	19	6	18	6	0.06	0.02
Adjusted amounts	$ 2,999	$ 2,728	$ 672	$ 573	$ 480	$ 395	$ 1.65	$ 1.37

(a) Charges primarily for transaction costs related to the potential Linde merger.

(b) During the first quarter 2018, Praxair adopted accounting guidance on the presentation of net periodic pension and postretirement benefit costs which requires non-service related costs be presented outside of operating profit. As a result, non-service related pension and postretirement benefit costs are now presented in the consolidated statements of income in "Net pension and OPEB cost (benefit), excluding service cost." Prior period information, including segment operating profit, has been reclassified to conform with current year presentation. The adoption of this guidance did not impact "Net Income - Praxair, Inc."

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2018	2017

SALES	$ 2,999	$ 2,728
Cost of sales	1,677	1,549
Selling, general and administrative	310	290
Depreciation and amortization	311	287
Research and development	24	23
Transaction costs and other charges	19	6
Other income (expense) - net	(5)	(6)
OPERATING PROFIT	653	567
Interest expense - net	46	41
Net pension and OPEB cost (benefit), excluding service cost	2	(15)
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	605	541
Income taxes	148	149
INCOME BEFORE EQUITY INVESTMENTS	457	392
Income from equity investments	15	12
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	472	404
Less: noncontrolling interests	(10)	(15)
NET INCOME - PRAXAIR, INC.	$ 462	$ 389

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$ 1.61	$ 1.36

Diluted earnings per share	$ 1.59	$ 1.35

Cash dividends	$ 0.825	$ 0.7875

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	287,504	285,509
Diluted shares outstanding (000's)	290,809	287,384

Note: See page 4 for a reconciliation to adjusted amounts which are Non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$ 545	$ 617
Accounts receivable - net	1,900	1,804
Inventories	619	614
Prepaid and other current assets	265	250
TOTAL CURRENT ASSETS	3,329	3,285
Property, plant and equipment - net	12,113	12,057
Goodwill	3,274	3,233
Other intangibles - net	547	553
Other long-term assets	1,329	1,308
TOTAL ASSETS	$ 20,592	$ 20,436

LIABILITIES AND EQUITY
Accounts payable	$ 988	$ 972
Short-term debt	527	238
Current portion of long-term debt	979	979
Other current liabilities	1,040	1,118
TOTAL CURRENT LIABILITIES	3,534	3,307
Long-term debt	7,336	7,783
Other long-term liabilities	2,825	2,824
TOTAL LIABILITIES	13,695	13,914

REDEEMABLE NONCONTROLLING INTERESTS	13	11

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	4,049	4,084
Retained earnings	13,447	13,224
Accumulated other comprehensive income (loss)	(3,980)	(4,098)
Less: Treasury stock, at cost	(7,152)	(7,196)
Total Praxair, Inc. Shareholders' Equity	6,368	6,018
Noncontrolling interests	516	493
TOTAL EQUITY	6,884	6,511
TOTAL LIABILITIES AND EQUITY	$ 20,592	$ 20,436

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2018	2017
OPERATIONS
Net income - Praxair, Inc.	$ 462	$ 389
Noncontrolling interests	10	15
Net income (including noncontrolling interests)	472	404

Adjustments to reconcile net income to net cash provided
by operating activities:
Transaction costs and other charges, net of payments	14	6
Depreciation and amortization	311	287
Accounts Receivable	(82)	(49)
Inventory	(2)	(2)
Payables and accruals	(67)	(42)
Pension contributions	(4)	(3)
Deferred income taxes and other	46	109
Net cash provided by operating activities	688	710

INVESTING
Capital expenditures	(325)	(327)
Acquisitions, net of cash acquired	—	(1)
Divestitures and asset sales	7	4
Net cash used for investing activities	(318)	(324)

FINANCING
Debt increase (decrease) - net	(215)	(173)
Issuances of common stock	29	26
Purchases of common stock	—	(11)
Cash dividends - Praxair, Inc. shareholders	(237)	(225)
Noncontrolling interest transactions and other	(6)	(13)
Net cash provided by (used for) financing activities	(429)	(396)

Effect of exchange rate changes on cash and cash equivalents	(13)	5

Change in cash and cash equivalents	(72)	(5)
Cash and cash equivalents, beginning-of-period	617	524

Cash and cash equivalents, end-of-period	$ 545	$ 519

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2018	2017
SALES
North America	$ 1,563	$ 1,458
Europe	428	356
South America	365	369
Asia	476	395
Surface Technologies	167	150
Consolidated sales	$ 2,999	$ 2,728

OPERATING PROFIT
North America	$ 406	$ 357
Europe	80	67
South America	54	48
Asia	104	75
Surface Technologies	28	26
Segment operating profit	$ 672	$ 573
Transaction costs and other charges	(19)	(6)
Total operating profit	$ 653	$ 567

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2018 (b)	2017 (c, d)
	Q1	Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$ 2,999	$ 2,953	$ 2,922	$ 2,834	$ 2,728
Cost of sales	1,677	1,661	1,652	1,599	1,549
Selling, general and administrative	310	312	300	305	290
Depreciation and amortization	311	307	298	292	287
Research and development	24	24	23	23	23
Transaction costs and other charges	19	17	14	15	6
Other income (expense) - net	(5)	7	(3)	6	(6)
Operating profit	653	639	632	606	567
Interest expense - net	46	41	41	38	41
Net pension and OPEB cost (benefit), excluding service cost	2	3	6	2	(15)
Income taxes	148	558	162	157	149
Income from equity investments	15	12	12	11	12
Net income (including noncontrolling interests)	472	49	435	420	404
Less: noncontrolling interests	(10)	(16)	(16)	(14)	(15)
Net income - Praxair, Inc.	$ 462	$ 33	$ 419	$ 406	$ 389

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$ 1.59	$ 0.11	$ 1.45	$ 1.41	$ 1.35
Cash dividends per share	$ 0.825	$ 0.7875	$ 0.7875	$ 0.7875	$ 0.7875
Diluted weighted average shares outstanding (000's)	290,809	290,456	289,216	288,535	287,384

ADJUSTED AMOUNTS (a)
Operating profit	$ 672	$ 656	$ 646	$ 621	$ 573
Operating margin	22.4%	22.2%	22.1%	21.9%	21.0%
Net Income	$ 480	$ 441	$ 433	$ 421	$ 395
Diluted earnings per share	$ 1.65	$ 1.52	$ 1.50	$ 1.46	$ 1.37

FROM THE BALANCE SHEET
Net debt (a)	$ 8,297	$ 8,383	$ 8,630	$ 8,832	$ 8,849
Capital (a)	$ 15,194	$ 14,905	$ 15,372	$ 15,102	$ 14,824

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$ 688	836	794	701	710
Cash flow provided by (used for) investing activities	(318)	(346)	(331)	(313)	(324)
Cash flow provided by (used for) financing activities	(429)	(473)	(403)	(384)	(396)
Capital expenditures	325	339	320	325	327
Acquisitions	—	15	16	1	1
Cash dividends	237	226	225	225	225

OTHER INFORMATION
After-tax return on capital (ROC) (a)	9.9%	9.5%	12.0%	11.5%	11.5%
Adjusted after-tax ROC (a)	13.0%	12.5%	12.3%	12.1%	12.0%
EBITDA (a)	$ 979	$ 958	$ 942	$ 909	$ 866
EBITDA margin (a)	32.6%	32.4%	32.2%	32.1%	31.7%
Adjusted EBITDA (a)	$ 998	$ 975	$ 956	$ 924	$ 872
Adjusted EBITDA margin (a)	33.3%	33.0%	32.7%	32.6%	32.0%
Number of employees	26,550	26,461	26,531	26,487	26,420

SEGMENT DATA
SALES
North America	$ 1,563	$ 1,542	$ 1,518	$ 1,505	$ 1,458
Europe	428	412	407	383	356
South America	365	370	389	373	369
Asia	476	470	451	422	395
Surface Technologies	167	159	157	151	150
Total sales	$ 2,999	$ 2,953	$ 2,922	$ 2,834	$ 2,728
OPERATING PROFIT
North America	$ 406	396	386	378	357
Europe	80	81	79	74	67
South America	54	61	66	64	48
Asia	104	90	88	80	75
Surface Technologies	28	28	27	25	26
Segment operating profit	672	656	646	621	573
Transaction costs and other charges	(19)	(17)	(14)	(15)	(6)
Total operating profit	$ 653	$ 639	$ 632	$ 606	$ 567

(a) Non-GAAP measure, see Appendix.

(b) 2018 includes a charge of $18 million after-tax and noncontrolling interests ($0.06 per diluted share) in the first quarter primarily for transaction costs related to the potential Linde merger.

(c) 2017 includes (i) after-tax charges of $6 million ($0.02 per diluted share), $15 million ($0.05 per diluted share), $13 million ($0.05 per diluted share), and $14 million ($0.05 per diluted share) in the first, second, third, and fourth quarters, respectively for transaction costs related to the potential Linde merger, (ii) a pension settlement charge of $2 million ($1 million after-tax) in the third quarter related to lump sum benefit payments made from an international pension plan, and (iii) income tax charges, net of $394 million ($1.36 per diluted share) in the fourth quarter due to U.S. tax reform.

(d) As a result of the adoption of new accounting guidance on the presentation of net periodic pension and postretirement benefit costs, prior period information has been reclassified to conform with current year presentation.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2018 transaction costs and other charges, 2017 transaction costs and other charges, 2017 third quarter pension settlement, 2017 fourth quarter U.S. tax reform, 2016 third quarter cost reduction program and pension settlement, and 2016 first quarter bond redemption.

Adjusted Amounts
	First Quarter	Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year	Third Quarter	First Quarter
	2018	2017	2017	2017	2017	2017	2016	2016	2016
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$ 653	$ 2,444	$ 639	$ 632	$ 606	$ 567	$ 2,247	$ 505	$ 554
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	96	96	—
Add: Transaction costs and other charges	19	52	17	14	15	6	—	—	—
Total adjustments	19	52	17	14	15	6	96	96	—
Adjusted operating profit	$ 672	$ 2,496	$ 656	$ 646	$ 621	$ 573	$ 2,343	$ 601	$ 554

Reported percentage change	15%
Adjusted percentage change	17%

Reported sales	$ 2,999	$ 11,437	$ 2,953	$ 2,922	$ 2,834	$ 2,728	$ 10,534	$ 2,716	$ 2,509
Adjusted operating profit margin	22.4%	21.8%	22.2%	22.1%	21.9%	21.0%	22.2%	22.1%	22.1%

Adjusted Interest Expense - net
Reported interest expense - net	$ 46	$ 161	$ 41	$ 41	$ 38	$ 41	$ 190	$ 43	$ 65
Less: Bond redemption	—	—	—	—	—	—	(16)	—	(16)
Adjusted interest expense - net	$ 46	$ 161	$ 41	$ 41	$ 38	$ 41	$ 174	$ 43	$ 49

Adjusted Net Pension and OPEB costs (benefit), excluding service cost
Reported net pension and OPEB costs (benefit), excluding service cost	$ 2	$ (4)	$ 3	$ 6	$ 2	$ (15)	9	8	—
Less: Pension settlement charge	—	(2)	—	(2)	—	—	(4)	(4)	—
Adjusted net Pension and OPEB costs (benefit), excluding service cost	$ 2	$ (6)	$ 3	$ 4	$ 2	$ (15)	$ 5	$ 4	$ —

Adjusted Income Taxes
Reported income taxes	$ 148	$ 1,026	$ 558	$ 162	$ 157	$ 149	$ 551	$ 120	$ 133
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	28	28	—
Add: Bond redemption	—	—	—	—	—	—	6	—	6
Add: Pension settlement charge	—	1	—	1	—	—	1	1	—
Add: Tax reform	—	(394)	(394)	—	—	—	—	—	—
Add: Transaction costs and other charges	2	4	3	1	—	—	—	—	—
Total adjustments	2	(389)	(391)	2	—	—	35	29	6
Adjusted income taxes	$ 150	$ 637	$ 167	$ 164	$ 157	$ 149	$ 586	$ 149	$ 139

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$ 605	$ 2,287	$ 595	$ 585	$ 566	$ 541	$ 2,048	$ 454	$ 489
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	96	96	—
Add: Bond redemption	—	—	—	—	—	—	16	—	16
Add: Pension settlement charge	—	2	—	2	—	—	4	4	—
Add: Transaction costs and other charges	19	52	17	14	15	6	—	—	—
Total adjustments	19	54	17	16	15	6	116	100	16
Adjusted income before income taxes and equity investments	$ 624	$ 2,341	$ 612	$ 601	$ 581	$ 547	$ 2,164	$ 554	$ 505

Reported effective tax rate	24.5%	44.9%	93.8%	27.7%	27.7%	27.5%	26.9%	26.4%	27.2%
Adjusted effective tax rate	24.0%	27.2%	27.3%	27.3%	27.0%	27.2%	27.1%	26.9%	27.5%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$ 10	$ 61	$ 16	$ 16	$ 14	$ 15	$ 38	$ 5	$ 10
Add: Cost reduction program and other charges, net	(1)	—	—	—	—	—	5	5	—
Total adjustments	(1)	—	—	—	—	—	5	5	—
Adjusted noncontrolling interests	$ 9	$ 61	$ 16	$ 16	$ 14	$ 15	$ 43	$ 10	$ 10

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$ 462	1,247	33	419	406	389	1,500	339	356
Add: Cost reduction program and other charges, net	1	—	—	—	—	—	63	63	—
Add: Bond redemption	—	—	—	—	—	—	10	—	10
Add: Pension settlement charge	—	1	—	1	—	—	3	3	—
Add: Tax reform	—	394	394	—	—	—	—	—	—
Add: Transaction costs and other charges	17	48	14	13	15	6	—	—	—
Total adjustments	18	443	408	14	15	6	76	66	10
Adjusted net income - Praxair, Inc.	$ 480	$ 1,690	$ 441	$ 433	$ 421	$ 395	$ 1,576	$ 405	$ 366

Reported percentage change	19%
Adjusted percentage change	22%

Adjusted Diluted EPS
Reported diluted EPS	$ 1.59	4.32	0.11	1.45	1.41	1.35	5.21	1.18	1.24
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	0.22	0.22	—
Add: Bond redemption	—	—	—	—	—	—	0.04	—	0.04
Add: Pension settlement charge	—	—	—	—	—	—	0.01	0.01	—
Add: Tax reform	—	1.36	1.36	—	—	—	—	—	—
Add: Transaction costs and other charges	0.06	0.17	0.05	0.05	0.05	0.02	—	—	—
Total adjustments	0.06	1.53	1.41	0.05	0.05	0.02	0.27	0.23	0.04
Adjusted diluted EPS	$ 1.65	$ 5.85	$ 1.52	$ 1.50	$ 1.46	$ 1.37	$ 5.48	$ 1.41	$ 1.28

Reported percentage change	18%
Adjusted percentage change	20%

	2018	2017				2016
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1 (a)

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$ 688	$ 836	$ 794	$ 701	$ 710	$ 726	$ 788	$ 706	$ 569
Less: capital expenditures	(325)	(339)	(320)	(325)	(327)	(409)	(376)	(357)	(323)
Free Cash Flow	$ 363	$ 497	$ 474	$ 376	$ 383	$ 317	$ 412	$ 349	$ 246

Net Debt, Capital and Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$ 8,842	$ 9,000	$ 9,237	$ 9,367	$ 9,368	$ 9,515	$ 9,842	$ 9,956	$ 9,404
Less: cash and cash equivalents	(545)	(617)	(607)	(535)	(519)	(524)	(627)	(567)	(221)
Net debt	8,297	8,383	8,630	8,832	8,849	8,991	9,215	9,389	9,183
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	13	11	11	10	10	11	11	12	119
Praxair, Inc. shareholders' equity	6,368	6,018	6,256	5,807	5,529	5,021	5,245	5,140	4,888
Noncontrolling interests	516	493	475	453	436	420	393	407	417
Total equity and redeemable noncontrolling interests	6,897	6,522	6,742	6,270	5,975	5,452	5,649	5,559	5,424
Capital	$ 15,194	$ 14,905	$ 15,372	$ 15,102	$ 14,824	$ 14,443	$ 14,864	$ 14,948	$ 14,607

Debt-to-capital	54.6%	56.2%	56.1%	58.5%	59.7%	62.3%	62.0%	62.8%	62.9%

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Reported net income - Praxair, Inc.	$ 462	$ 33	$ 419	$ 406	$ 389	$ 406	$ 339	$ 399	$ 356
Add: noncontrolling interests	10	16	16	14	15	13	5	10	10
Add: interest expense - net	46	41	41	38	41	38	43	44	65
Less: tax benefit on interest expense - net *	(11)	(11)	(11)	(11)	(12)	(10)	(12)	(12)	(20)
Net operating profit after-tax (NOPAT)	$ 507	$ 79	$ 465	$ 447	$ 433	$ 447	$ 375	$ 441	$ 411

Pre-tax Adjustments:
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	96	—	—
Add: Pension settlement charge	—	—	2	—	—	—	4	—	—
Add: Transaction costs and other charges	19	17	14	15	6	—	—	—	—
Less: income taxes on pre-tax adjustments	(2)	(3)	—	—	—	—	(29)	—	—
Add: Tax reform net income tax charge	—	394	—	—	—	—	—	—	—
Adjusted NOPAT	$ 524	$ 487	$ 481	$ 462	$ 439	$ 447	$ 446	$ 441	$ 411

4-quarter trailing NOPAT	$ 1,497	$ 1,424	$ 1,792	$ 1,702	$ 1,696	$ 1,674	$ 1,688	$ 1,751	$ 1,658
4-quarter trailing adjusted NOPAT	$ 1,953	$ 1,869	$ 1,829	$ 1,794	$ 1,773	$ 1,745	$ 1,759	$ 1,769	$ 1,789

Ending capital (see above)	$ 15,194	$ 14,905	$ 15,372	$ 15,102	$ 14,824	$ 14,443	$ 14,864	$ 14,948	$ 14,607
5-quarter average ending capital	$ 15,079	$ 14,929	$ 14,921	$ 14,836	$ 14,737	$ 14,570	$ 14,513	$ 14,480	$ 14,451

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	9.9%	9.5%	12.0%	11.5%	11.5%	11.5%	11.6%	12.1%	11.5%
Adjusted after-tax ROC (4-quarter trailing adjusted NOPAT / 5-quarter average capital)	13.0%	12.5%	12.3%	12.1%	12.0%	12.0%	12.1%	12.2%	12.4%

*	Tax benefit on interest expense - net is generally presented using the reported effective rate.

EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - These measures are used by investors, financial analysts and management to assess a company's profitability.

Reported net income - Praxair, Inc.	$ 462	$ 33	$ 419	$ 406	$ 389	$ 406	$ 339	$ 399	$ 356
Add: noncontrolling interests	10	16	16	14	15	13	5	10	10
Add: interest expense - net	46	41	41	38	41	38	43	44	65
Add: net pension and OPEB cost (benefit), excluding service cost	2	3	6	2	(15)	(1)	8	2	—
Add: income taxes	148	558	162	157	149	152	120	146	133
Add: depreciation and amortization	311	307	298	292	287	285	284	281	272
EBITDA	$ 979	$ 958	$ 942	$ 909	$ 866	$ 893	$ 799	$ 882	$ 836

Adjustments:
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	96	—	—
Add: Transaction costs and other charges	19	17	14	15	6	—	—	—	—
Adjusted EBITDA	$ 998	$ 975	$ 956	$ 924	$ 872	$ 893	$ 895	$ 882	$ 836

Reported sales	2,999	2,953	2,922	2,834	2,728	2,644	2,716	2,665	2,509
EBITDA margin	32.6%	32.4%	32.2%	32.1%	31.7%	33.8%	29.4%	33.1%	33.3%
Adjusted EBITDA margin	33.3%	33.0%	32.7%	32.6%	32.0%	33.8%	33.0%	33.1%	33.3%

(a) 2016 first quarter operating cash flow was restated for the reclassification of $16 million cash payment related to the bond redemption from operating cash flow to financing cash flow on the statement of cash flow pursuant to new accounting guidance adopted in the first quarter of 2018 relating to the classification of certain cash receipts and payments.

CONTACT:
Praxair Media
Lisa Esneault, 203-837-2448
lisa_esneault@praxair.com
or
Praxair Investors
Juan Pelaez, 203-837-2213
juan_pelaez@praxair.com